Exhibit 99.1

Concurrent Reports Second Quarter FY2017 Financial Results

Aquari® Storage Solution Gains New Customers;

Improved Operating Performance Leads to Sharply Reduced Net Loss

Conference Call Today at 11 A.M. ET

ATLANTA, February 8, 2017 – Concurrent (NASDAQ: CCUR), a global provider of high-performance Linux® and storage solutions, today announced financial results for the second quarter of fiscal 2017 ended December 31, 2016.

Fiscal Second Quarter Financial Highlights:

•	Total revenue increased 19% sequentially and 4% year-over-year to $15.5 million.

o	Content Delivery segment revenue (which includes revenue from the company’s Aquari storage solutions product line) increased 41% sequentially to $7.2 million. Content Delivery segment revenue decreased year over year due to a single large customer purchase that occurred in the prior fiscal year period.

o	Real-Time segment revenue increased 4% sequentially to $8.3 million and grew 32% from the prior fiscal year period, driven by strength in the company’s Asia-Pacific markets.

•	Net loss was reduced to $(0.1) million, or $(0.01) per share, compared to a net loss of $(2.9) million, or $(0.32) per share, in the first quarter of fiscal 2017, and a net loss of $(0.3) million, or $(0.03) per share, in the prior fiscal year period.

•	Adjusted EBITDA improved to $0.7 million, compared to an Adjusted EBITDA loss of $(2.2) million in the first quarter of fiscal 2017, and Adjusted EBITDA of $0.3 million in the prior fiscal year period.

•	Cash and cash equivalents were $18.8 million as of December 31, 2016. Concurrent has no debt.

•	Quarterly dividend paid during the fiscal second quarter was $0.12 per share.

“We believe our second quarter results begin to illustrate Concurrent’s evolution as we continue to broaden our customer base and expand the addressable market for our Content Delivery products,” said Derek Elder, President and CEO. “As we execute our plan to capitalize on the market opportunity, we should generate a more consistent sequential revenue trend as we move into fiscal 2018. In addition, we are positioned to grow our revenue as we bring cost-efficient media delivery and storage solutions, like our Aquari product line, to a broader market. Meanwhile, our Real-Time segment had an excellent quarter driven by strength in our Asia-Pacific markets and expanding footprint in Automotive.”

“We introduced several operational efficiencies during the quarter that have led to improved profitability, and implemented additional steps after quarter end. We believe that these efficiency measures, combined with continued progress on the revenue front, will enable us to fund our investments to accelerate topline growth in fiscal 2018. Looking ahead, although we expect we will have a net loss for the remainder of fiscal 2017, we believe we will maintain positive Adjusted EBITDA over the period,” Mr. Elder concluded.

Fiscal Second Quarter Financial Results:

Total revenue was $15.5 million, compared to $13.1 million in the first quarter of fiscal 2017, and $14.9 million for the second quarter of fiscal 2016.

Content delivery segment revenue (which includes Aquari storage revenue) was $7.2 million, compared to $5.1 million in the first quarter of fiscal 2017 and $8.6 million in the second quarter of fiscal 2016.

Real-time segment revenue was $8.3 million, compared to $8.0 million in the first quarter of fiscal 2017 and $6.3 million in the second quarter of fiscal 2016.

Total gross margin as a percentage of revenue was 60.8%, compared to 54.8% in the first quarter of fiscal 2017 and 62.9% for the second quarter of fiscal 2016.

Net loss was $(0.1) million, or $(0.01) per share, compared to net loss of $(2.9) million, or $(0.32) per share, in the first quarter of fiscal 2017 and a net loss of $(0.3) million, or $(0.03) per share, in the second quarter of fiscal 2016.

Adjusted EBITDA was $0.7 million, compared to an Adjusted EBITDA loss of $(2.2) million in the first quarter of fiscal 2017 and an Adjusted EBITDA loss of $(0.3) million in the second quarter of fiscal 2016.

See “Non-GAAP Financial Measurements” below for more information on the calculation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income.

Fiscal Six Months Financial Results:

Revenue was $28.7 million, compared to $28.3 million for the first six months of fiscal 2016.

Content delivery segment revenue (which includes Aquari storage revenue) was $12.4 million, compared to $15.1 million for the same period last year.

Real-time segment revenue was $16.3 million, compared to $13.2 million for the same period last year.

Gross margin was 58.0%, compared to 61.0% for the same period last year.

Net loss was $(3.0) million, or $(0.33) per share, compared to net income of $2.9 million, or $0.32 per diluted share, in the same period last year.

Adjusted EBITDA loss was $(1.5) million, compared to an Adjusted EBITDA loss of $(0.3) million in the first six months of fiscal 2016.

See “Non-GAAP Financial Measurements” below for more information on the calculation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income.

Fiscal 2017 Guidance

Management reiterated its fiscal 2017 guidance, which is as follows:

•	Total revenue for the year is expected to be flat to slightly up from 2016 revenue of $61.1 million.

•	Although we expect to have a net loss for the remainder of fiscal 2017, Adjusted EBITDA is expected to remain positive.

Non-GAAP Financial Measurements

To supplement the company’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this news release provides information concerning the company’s Adjusted EBITDA, a non-GAAP financial measure. Reconciliations of Adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found in tables immediately following the condensed consolidated balance sheets.

For purposes of this news release, Adjusted EBITDA is defined as GAAP net income, less interest income and other income (expense), net, provision for income taxes, depreciation and amortization expenses, share-based compensation expense and gain on the sale of assets. The company considers Adjusted EBITDA important to understanding its historical results and identifying current and future trends impacting its business. Management uses Adjusted EBITDA to compare the company’s performance to that of prior periods and evaluate the company’s financial and operating results on a consistent basis from period to period. The company also believes this measure, when viewed in combination with the company’s financial results prepared in accordance with GAAP, provides useful information to investors to evaluate ongoing operating results and trends. The adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and performance. Additionally, adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use. We believe that the inclusion of Adjusted EBITDA is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non-GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities.

Adjusted EBITDA has limitations as an analytical tool, however, including the following:

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes; and

•	Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.

The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for or superior to the company’s financial results determined in accordance with GAAP. In addition, the company’s presentation of Adjusted EBITDA may not be computed in the same manner as similarly titled measures used by other companies, including other companies in our industry.

Conference Call Information

Concurrent will host a conference call today, Wednesday, February 8, at 11:00 a.m. ET to review its second quarter fiscal 2017 financial results and recent corporate developments. The call and presentation materials will be webcast at www.concurrent.com, on the “Investors” page, under the “Company” tab. The call can be also be accessed live by dialing 1-800-288-8975 (U.S.) or 612-332-1025 (International) and entering passcode 170208. A webcast replay will also be available at www.concurrent.com.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global software and solutions company that develops advanced applications on a core foundation of high-performance Linux and storage technologies. We serve industries and customers that demand uncompromising performance, reliability and flexibility to gain a competitive edge, drive meaningful growth and confidently deliver best-in-class solutions that enrich the lives of millions of people around the world every day. Offices are located in North America, Europe and Asia. Visit www.concurrent.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the company’s future performance, including, but not limited to, management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve; U.S. Government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of the content delivery business to capture new business; fluctuations and timing of large content delivery orders; risks associated with our operations in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, tariffs and currency fluctuations; the impact of competition on the pricing of content delivery products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new content delivery products, including acceptance of our new storage solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; global terrorism; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; the process of evaluation of strategic alternatives; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent’s Form 10-K filed August 30, 2016 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading “Risk Factors” are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

# # #

For more information, contact:

Media Relations:
Tom Williams
Phone: (678) 258-4059
Email: Tom.Williams@ccur.com

Investor Relations:

EVC Group

Doug Sherk

Phone: (415) 652-9100

Email: dsherk@evcgroup.com

Todd Kehrli

Phone: (310) 625-4462

Email: tkehrli@evcgroup.com

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Product	$10,246	$9,974	$18,105	$18,468
Service	5,301	4,925	10,558	9,782
Total revenues	15,547	14,899	28,663	28,250
Cost of sales:
Product	4,079	3,541	7,869	6,994
Service	2,019	1,982	4,162	4,023
Total cost of sales	6,098	5,523	12,031	11,017
Gross margin	9,449	9,376	16,632	17,233
Operating expenses:
Sales and marketing	4,368	3,797	8,843	7,191
Research and development	2,816	3,762	6,123	7,599
General and administrative	2,313	2,175	4,657	3,953
(Gain) loss on sale of product line, net	-	-	-	(4,116)
Total operating expenses	9,497	9,734	19,623	14,627
Operating income (loss)	(48)	(358)	(2,991)	2,606
Other income, net	63	30	206	156
Income (loss) before income taxes	15	(328)	(2,785)	2,762
Income tax provision (benefit)	103	(45)	231	(162)
Net income (loss)	$(88)	$(283)	$(3,016)	$2,924

Basic net income (loss) per share	$(0.01)	$(0.03)	$(0.33)	$0.32
Diluted net income (loss) per share	$(0.01)	$(0.03)	$(0.33)	$0.32
Basic weighted average shares outstanding	9,244,590	9,161,407	9,216,967	9,137,149
Diluted weighted average shares outstanding	9,244,590	9,161,407	9,216,967	9,201,099
Cash dividends declared per common share	$0.12	$0.12	$0.24	$0.24

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended
	December 31,	September 30,
	2016	2016
Revenues:
Product	$10,246	$7,859
Service	5,301	5,257
Total revenues	15,547	13,116
Cost of sales:
Product	4,079	3,790
Service	2,019	2,143
Total cost of sales	6,098	5,933
Gross margin	9,449	7,183
Operating expenses:
Sales and marketing	4,368	4,475
Research and development	2,816	3,307
General and administrative	2,313	2,344
Total operating expenses	9,497	10,126
Operating loss	(48)	(2,943)
Other income, net	63	143
Income (loss) before income taxes	15	(2,800)
Income tax provision	103	128
Net loss	$(88)	$(2,928)

Basic net loss per share	$(0.01)	$(0.32)
Diluted net loss per share	$(0.01)	$(0.32)
Basic weighted average shares outstanding	9,244,590	9,189,343
Diluted weighted average shares outstanding	9,244,590	9,189,343
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(In Thousands)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015

Net income (loss)	$(88)	$(2,928)	$(283)	$(3,016)	$2,924

Other comprehensive income (loss):
Foreign currency translation adjustment	(216)	(75)	(29)	(291)	(123)
Pension and post-retirement benefits, net of tax	110	(3)	48	107	45
Other comprehensive income (loss)	(106)	(78)	19	(184)	(78)
Comprehensive income (loss)	$(194)	$(3,006)	$(264)	$(3,200)	$2,846

Concurrent Computer Corporation

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31,	September 30,	June 30,
	2016	2016	2016
	(Unaudited)	(Unaudited)

ASSETS
Cash and cash equivalents	$18,804	$19,269	$20,268
Trade accounts receivable, net	7,896	10,453	15,104
Inventories	2,001	2,699	3,495
Prepaid expenses and other current assets	1,220	1,421	1,061
Total current assets	29,921	33,842	39,928

Property, plant and equipment, net	2,763	3,057	3,061
Deferred income taxes, net	820	941	924
Other long-term assets, net	1,281	1,374	1,323
Total assets	$34,785	$39,214	$45,236

LIABILITIES
Accounts payable and accrued expenses	$5,908	$7,360	$9,191
Deferred revenue	6,605	8,024	8,126
Total current liabilities	12,513	15,384	17,317

Long-term deferred revenue	708	884	1,168
Pension liability	3,558	3,774	3,720
Other long-term liabilities	2,001	2,095	2,033
Total liabilities	18,780	22,137	24,238

STOCKHOLDERS’ EQUITY
Common stock	93	92	92
Additional paid-in capital	211,521	211,213	210,971
Accumulated deficit	(194,625)	(193,350)	(189,265)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income (loss)	(729)	(623)	(545)
Total stockholders’ equity	16,005	17,077	20,998
Total liabilities and stockholders’ equity	$34,785	$39,214	$45,236

Concurrent Computer Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(In Thousands)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015

GAAP Net income (loss)	$(88)	$(2,928)	$(283)	$(3,016)	$2,924
Addback (deduct):
Other (income) expense, net	(63)	(143)	(30)	(206)	(156)
Income tax provision (benefit)	103	128	(45)	231	(162)
Depreciation	459	455	427	914	822
Amortization	3	3	3	6	39
Share-based compensation	309	242	215	551	382
(Gain) loss on sale of assets, net	-	-	-	-	(4,116)
Non-GAAP Adjusted EBITDA	$723	$(2,243)	$287	$(1,520)	$(267)